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                                                                 EXHIBIT 99.1


                                 WESBANCO, INC.
                             WHEELING, WEST VIRGINIA
                                      PROXY
                         SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 19, 1998


The undersigned hereby constitutes and appoints Ray A. Byrd, Roland L. Hobbs and William E. Witschey, or any one of them, attorneys and proxies, with full power of substitution to represent the undersigned at the special meeting of shareholders of WesBanco, Inc. to be held in the Directors Room of WesBanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia 26003, on March 19, 1998, at 11:00 a.m., and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows:

         1. Approval of the issuance of up to 4,938,690 shares of common stock, par value $2.0833 per share of WesBanco, Inc. in connection with the Agreement and Plan of Merger, dated as of September 30, 1997, among WesBanco, CBI Holding Company, a West Virginia corporation and wholly-owned subsidiary of WesBanco, and Commercial Bancshares, Incorporated, a West Virginia corporation.

                  FOR ______    AGAINST _______   ABSTAIN _______

         2. The transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK OF WESBANCO REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED AT THE DISCRETION OF THE PROXIES APPOINTED HEREBY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESBANCO.

___________________________                 _________________________(SEAL)
          DATED

                                            _________________________(SEAL)

(Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.)